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                                                                      Exhibit 23


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-14589) pertaining to the 1992 Incentive Stock Option Plan, 1996 Employee Stock Purchase Plan and the 1996 Director Option Plan of Neurocrine Biosciences, Inc. of our report dated February 3, 1998, except for
Note 10, for which the date is February 27, 1998, with respect to the financial statements of Neurocrine Biosciences, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1997.


                                            /s/  ERNST & YOUNG LLP
                                            ------------------------------------
                                            ERNST & YOUNG LLP


San Diego, California
April 7, 1998